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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in this Registration Statement File No. 333-74194.

                                                   Arthur Andersen LLP


New York, New York
April 17, 2002